EXHIBIT 23.2

PAN-CHINA SINGAPORE PAC

天健新加坡会计师事务所有限公司

UEN:201603521D

80 SOUTH BRIDGE ROAD

#04-02 GOLDEN CASTLE BUILDING SINGAPORE 058710

TEL: +65 6438 3524

Consent of Public Accounting Firm

We hereby consent to the incorporation by reference to the Registration Statement on Form F3 of our report dated December 31, 2024 with respect to the consolidated financial statements of Skycorp Solar Group Limited for the fiscal year ended September 30, 2024 included in the Annual Report on Form 20F for the fiscal year ended September 30, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pan-China Singapore PAC
Pan-China Singapore PAC Public Accounting Firm
Pan-China Singapore PAC, Singapore

Date 28 April 2026